As originally filed with the Securities and Exchange Commission on
                               November 16, 2000.

                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                        AIR PACKAGING TECHNOLOGIES, INC.
         ---------------------------------------------------------------
        (Exact Name of Small Business Issuer as Specified in its Charter)

       DELAWARE                         3089                     95-4337254
------------------------         -------------------      ----------------------
(State of Incorporation)         (Primary Standard          (I.R.S. Employer
                                     Industrial           Identification Number)
                                Classification Number)

                                 Donald Ochacher
                             Chief Executive Officer
                25620 Rye Canyon Road, Valencia, California 91355
                                 (661) 294-2222
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. G. McAllister, Esq.
W. Sterling  Mason, Esq.
405 East 12450 So., Suite A
Draper, Utah  84020
(801) 572-6610

Approximate date of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check this box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

Title of each class
Of securities to be    Amount to be        Price     Maximum       Amount of
Registered             Registered (2)  Per Share(1)  Offering   Registration Fee

Common Stock, $0.01      5,450,000        $1.15      $6,267,500    $1654.62

-------------------------------------------------------------------------------

(1) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the high and low price of the Registrant's Common Stock on November 10, 2000.
(2) The amount to be registered includes an indeterminate number of shares issuable as a result of stock splits, stock dividends and antidilution provisions in accordance with Rule 416.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                        5,450,000 SHARES OF COMMON STOCK

                        AIR PACKAGING TECHNOLOGIES, INC.

     The stockholders of Air Packaging Technologies, Inc. listed below in the section entitled "Selling Stockholders and Plan of Distribution" ("selling stockholders") may offer and sell from time to time shares of our common stock under this prospectus. These shares include 4,500,000 shares of common stock which may be acquired by these stockholders by exercising the conversion provisions related to certain 4 year convertible debentures and related warrants and 950,000 shares issuable pursuant to other outstanding warrants. The maximum number of shares of common stock which may be resold under this prospectus is 5,450,000 shares.

     Although we will be entitled to receive proceeds from the exercise of the warrants by the selling stockholders, we will not receive any part of the proceeds from sales of common stock by the selling stockholders.

     Our common stock is traded on the OTCBB operated by the NASD, under the trading symbol "AIRP". On November 10, 2000, the last reported sales price of our common stock on the OTCBB was $1.15.



THE PURCHASE OF OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS," AT PAGE FIVE, FOR A DISCUSSION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER BEFORE PURCHASING OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this Prospectus is              , 2000

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS.........................................................5

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS.............................5

INFORMATION AVAILABLE TO YOU..................................................5

THE COMPANY...................................................................7

USE OF PROCEEDS...............................................................7

RISK FACTORS..................................................................7

DESCRIPTION OF SECURITIES OF THE COMPANY.....................................12

SHARES ELIGIBLE FOR FUTURE SALE..............................................13

SELLING PERSONS AND PLAN OF DISTRIBUTION.....................................13

INDEMNIFICATION. OF OFFICERS AND DIRECTORS...................................16

LEGAL MATTERS................................................................17

EXPERTS......................................................................17

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, the selling stockholders may sell up to 5,450,000 shares of our common stock, the majority of which they may acquire in the future from us. This prospectus provides you with a general description of our common stock which the selling stockholders may offer. When the selling stockholders sell our common stock, we may provide, if necessary, a prospectus supplement that will contain specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Information Available to You."

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain matters discussed under the captions "Risk Factors" and elsewhere in this prospectus or in the information incorporated by reference constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Some of the forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or the negative of those words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These include factors discussed in this prospectus, including information which we have incorporated into this prospectus by reference.

                          INFORMATION AVAILABLE TO YOU

     Air Packaging Technologies, Inc. (Air Packaging, the "Company", "We" or "Us") files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You can inspect and copy the Registration Statement on Form S-3 of which this prospectus is a part, as well as reports, proxy statements and other information filed by us, at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the SEC: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of such material from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can call the SEC at 1-800-732-0330 for information regarding the operation of its Public Reference Room. The SEC also maintains a World Wide Web site at http:\\www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants (like Air Packaging) that file electronically.

     This prospectus provides you with a general description of the common stock being registered. This prospectus is part of a Registration Statement that we have filed with the SEC. This prospectus, which is a part of the Registration Statement, does not contain all the information contained in the Registration Statement. Certain items are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this prospectus concerning the contents of any documents referred to in the prospectus are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, please refer to the exhibit for a more complete description, and each such statement is qualified by such reference. To see more detail, you should read the exhibits and schedules filed with our Registration Statement.

     The SEC allows this prospectus to "incorporate by reference" certain other information that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities that we have registered have been sold.

     (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission pursuant to the Exchange Act on April 14, 2000 (File No. 0-26105);

     (2) Our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000,June 30, 2000, and September 30, 2000;

     (3) The description of our Common Stock contained in the Company's Report on Form 10-12G/A filed on July 23, 1999, (File No. 0-26105); and

     (4) All other reports filed by us pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1999.

     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of our Common Stock offered under this prospectus have been sold or which de-registers all of such shares then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this prospectus from the date of filing of such documents.

     If you make a request for such information in writing or by telephone, we will provide to you, at no cost, a copy of any or all of the information incorporated by reference in the Registration Statement of which this prospectus is a part. Requests should be addressed to us as follows:

                  Air Packaging Technologies, Inc.
                  ATTN: Donald Ochacher, President
                  25620 Rye Canyon Road
                  Valencia, CA  91355

                  Phone Number: (661) 294-2222


     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. The selling stockholders will not make an offer of the shares of our common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                   THE COMPANY

     Since 1992, Air Packaging Technologies, Inc., a Delaware corporation ("herein referred to as "APTI", the "Issuer", or "We" as the text may dictate) has been engaged in the manufacturing, distribution, marketing, and continued development of inflatable, protective packaging for use in shipment of higher value and fragile products. We hold worldwide patents on a packaging system which utilizes chambered packing material to provide a cushion of air around products during shipment. Our Air Box(R) system competes favorably against materials like bubble wrap, urethane foam, etc., in terms of protection, ease of use and storage, for shipment of higher value items throughout the world. In addition, during the current year we have been aggressively targeting the promotional and retail packaging market and focusing on the lower priced, higher volume packaging market with new products.

     Our corporate offices are located at 25620 Rye Canyon Road, Valencia, California 91355; our telephone number is (661) 294-2222; and our facsimile number is (661) 294-0947.

                                 USE OF PROCEEDS

     The Company will receive proceeds from the exercise of Warrants which are to be issued as part of the Units which are comprised of a convertible debenture carrying interest at an annual rate of 8.75%, and a total of 1,000,000 "$0.50" warrants which shall entitle the holder thereof to purchase one share of the Company's common stock at $.50 per share, and an 1,000,000 "$0.60" warrants which shall entitle the holder thereof to purchase one share of the Company's common stock at $.60 per share. In addition, the Company will receive proceeds from the exercise of 950,000 other outstanding warrants which entitle the holder thereof to purchase one share of the Company's common stock at $0.50. If all of these Warrants are exercised, the Company shall receive a total of $1,575,000. Such proceeds will be used for the working capital needs of the Company.

     An investment in the Common Stock offered hereby involves a high degree of risk. See "Risk Factors."

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE MAKING ANY INVESTMENT DECISION. The risks and uncertainties below are not the only ones facing the company. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline and you may lose all or part of your investment.

     IT IS HIGHLY LIKELY THAT WE WILL NEED TO RAISE ADDITIONAL CAPITAL IN THE FUTURE AND WE ARE UNCERTAIN IF WE WILL BE ABLE TO DO SUCH.

     We believe that current and future available capital resources, including cash flow from operations, will be adequate to fund our working capital requirements in the ordinary course of business for the next 12 months. However, we can not be sure that future events will not cause the Company to seek additional capital sooner. Historically, we have never been profitable nor have we been successful in funding our operations from our operational cash flow. In addition, we have been and intend to continue expanding our business activities into new areas which will require additional sources of funding. To the extent capital resources are required by us, there can be no assurance that they will be available on favorable terms, or at all. To the extent that we raise additional capital by selling stock or convertible debt securities, our present shareholders' interest will be diluted. Should funds not be available to us when we need them, this will negatively affect our operations and our ability to expand and diversify our operations.

WE HAVE A HISTORY OF NET LOSSES. IF WE ARE UNABLE TO BECOME PROFITABLE IT IS UNLIKELY THAT WE WILL BE ABLE TO CONTINUE OUR OPERATIONS.

     We have yet to show a net profit for any given fiscal year. We sustained net losses of approximately $1,853,000; $1,720,000; and $1,824,000 for the fiscal years ended December 31, 1999, 1998, and 1997, respectively that have caused our Independent Certified Public Accountants to issue an explanatory paragraph in their opinions which expresses substantial doubt about our ability to continue as a going concern. We have also sustained net losses for the six months ended June 30, 2000, of $1,883,895 compared to net losses for the same period in 1999 of $873,057. We have required periodic infusions of capital to survive and remain solvent. There can be no assurance that we will continue to be able to attract additional capital and there can be no assurance that we will become profitable in the foreseeable future.

WE MAY NOT BE ABLE TO MANAGE GROWTH

     We expect that we will be entering a period of significant growth. This growth, if effected, will expose us to increased competition, greater overhead, marketing, working capital, and support costs and other risks associated with entry into new markets, development of new products, and increased sales. To manage growth effectively, we will need to continue to improve and expand our operational, financial and management information systems and telecommunications systems and hire and manage additional personnel. We can not give assurance that our management team and other new personnel will be able to successfully manage our rapidly evolving business, and if we are unable to do so this would have a material detrimental effect upon the Company's operating results.

IF WE FAIL TO COMPETE EFFECTIVELY IN OUR MARKET, WE WILL NOT BE ABLE TO GENERATE SALES WHICH WILL HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     Our business is highly competitive. All aspects of our business, including price, promptness of service, and product quality are significant competitive factors and our ability to successfully compete with respect to each factor is material to its profitability. We compete with a number of other businesses that have greater market visibility and access. Such companies may develop products or services that are more effective than our products or services and may be more successful in marketing their products or services than us. Some of our current and potential competitors have significantly greater market presence, name recognition and financial and technical resources than the Company, and many have longstanding market positions and established brand names in their respective markets. To the extent that competitors compete on the basis of price, this could result in lower margins for the Company's products. Although we place a high value upon our demonstrated ability to provide a very high quality product in a specialized niche, no assurance can be given that we will be able to compete successfully in our markets, or to compete successfully against current and new competitors as the our markets continue to evolve.

IF WE DO NOT RESPOND TO RAPID TECHNOLOGICAL CHANGES, OUR SERVICES COULD BECOME OBSOLETE AND WE WOULD LOSE CUSTOMERS.

     We are engaged in a business that has experienced tremendous technological change over the past few years. We face all risks inherent in businesses that are subject to rapid technological advancement, such as the possibility that a technology that we have invested heavily in, may become obsolete. Should this happen we would be required to invest in new technology. The inability of the Company to identify, fund the investment in, and commercially exploit such new technology could have an adverse impact on the financial condition of the Company. Our ability to implement our business plan and to achieve the results projected by Management will be dependent, to some extent, upon Management's ability to predict technological advances and implement strategies to take advantage of such changes. Our future profitability will depend upon its ability to adjust to such new developments.

WE FACE CERTAIN RISKS RELATING TO OUR PROPRIETARY RIGHTS

     We rely on a combination of patent laws, copyright and trademark laws, trade secrets, software security measures, license agreements and nondisclosure agreements to protect our proprietary products. Despite all of our precautions, it may be possible for unauthorized third parties to copy aspects of, or otherwise obtain and use, our products. In addition, we cannot be certain that others will not develop substantially equivalent or superseding products, thereby substantially reducing the value of our proprietary rights.

     We are not aware that any of our products infringe on the proprietary rights of third parties, and are not currently engaged in any material intellectual property litigation or proceedings. In this respect, we hold patents on processes and related machines that should protect us from such claims and provide some level of competitive edge. Nonetheless, there can be no assurance that we will not become the subject of infringement claims or legal proceedings by third parties with respect to current or future products. In addition, we may initiate claims or litigation against third parties for infringement of the our proprietary rights or to establish the validity of the our proprietary rights. Any such claims could be time-consuming, result in costly litigation, cause product shipment delays or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims. Moreover, an adverse outcome in litigation or similar adversarial proceedings could subject us to significant liabilities to third parties, require expenditure of significant resources to develop non-infringing technology, require disputed rights to be licensed from others or require the us to cease the marketing or use of certain products, any of which could have a material adverse effect on our business and operating results. To the extent we wish or are required to obtain licenses to patents or proprietary rights of others, there can be no assurance that any such licenses will be made available on terms acceptable to us, if at all.

SELLING PRODUCTS INTO FOREIGN MARKETS CAN BE RISKY.

     Our growth strategy envisions supplying our product sales to foreign customers and to domestic and foreign distributors of packaging products to international markets. Accordingly, we may increase certain risks generally associated with marketing products or services to different countries, such as currency fluctuation, political instability and the political, legislative and regulatory environment in foreign countries. We do not believe any of such risks have had a material impact on its business operations or financial condition, but there can be no assurance as to whether such risks will have a material impact in the future.


FLUCTUATIONS IN OPERATING RESULTS

     Our quarterly operating results may be affected by certain market cycles and conditions that impact product shipments and economic fluctuations. Our quarterly operating results may also fluctuate significantly depending on other factors, including the introduction of new products by the our competitors, market acceptance of our products, adoption of new technologies, and manufacturing costs and capabilities.

WE HAVE NEVER PAID A DIVIDEND

     We have never paid dividends on our Common Stock and see little probability of the payment of dividends in the foreseeable future. In fact, we intend to retain earnings for the foreseeable future for use in the operation and expansion of our business.

THE MARKET PRICE OF OUR COMMON STOCK FLUCTUATES SUBSTANTIALLY. YOU MAY BE UNABLE TO SELL YOUR COMMON STOCK QUICKLY AT THE CURRENT MARKET PRICE.

     The market price of our common stock has been highly volatile and will likely fluctuate significantly. Attempts to purchase or sell relatively small amounts of our common stock could cause the market price of our common stock to fluctuate significantly. Low trading volume levels may also affect our stockholders' ability to sell shares of our common stock quickly at the current market price.

IF OUR OUTSTANDING WARRANTS AND OPTIONS ARE EXERCISED THIS WILL DILUTE THE SHAREHOLDER INTERESTS OF OUR PRESENT SHAREHOLDERS


     As of November 1, 2000, we had outstanding 2,510,000 Common Stock Warrants and 927,500 options to purchase shares of our common stock, all of which are exercisable at prices ranging from $.50 to $1.50 per share. In addition, we are obligated to issue an additional 1,000,000 warrants upon receipt of payment for Units subscribed for prior to this date. Also, we have outstanding $500,000 of 8.75% convertible debentures and an obligation to issue another $500,000 of these debenture, all of which are convertible into common stock at $.40 per share. The holders thereof have, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock without assuming the risk of ownership, with a resulting dilution in the interest of other security holders. Lastly, we have outstanding warrants to purchase an additional 1, 680,000 shares, which can only be exercised upon the fulfillment of certain contractual terms and at an exercise price fixed at that time. As long as these securities remain unexercised or not converted, as the case may be, our ability to obtain additional capital may be adversely affected.


SHOULD WE ISSUE ADDITIONAL SHARES OF COMMON STOCK THIS COULD DILUTE THE SHAREHOLDER INTERESTS OF OUR PRESENT SHAREHOLDERS

     Our Articles of Incorporation currently authorize the Board of Directors to issue up to 50,000,000 shares of Common Stock, par value $.01. The power of the Board of Directors to issue shares of Common Stock or warrants to purchase shares of Common Stock is subject to shareholder approval in only limited instances. Accordingly, any additional issuance of our Common Stock may have the effect of further diluting the equity interest of our present shareholders.

THE LIMITED LIABILITY OF OUR OFFICERS AND DIRECTORS MAY NEGATIVELY AFFECT SHAREHOLDERS' INTERESTS

     Under Delaware law, we are required to indemnify our officers and directors against liability to the Company or its stockholders in any proceeding in which the officer or director wholly prevails on the merits. In addition, we may and generally will indemnify our officers and directors against such liability if the officer or director acted in good faith believing his or her actions to be in the best interests of the Company, unless the director or officer is adjudged to have breached his duty of loyalty to us, or, not to have acted in good faith or engaged in intentional misconduct or a knowing violation of the law or derived an improper personal benefit from an action.

THE LACK OF LIQUIDITY FOR OUR STOCK AND THE PENNY STOCK RULE MAY MAKE IT DIFFICULT FOR SHAREHOLDERS TO SELL THEIR SHARES WHEN THEY DESIRE TO DO SUCH

     Our Common Stock is currently traded on the OTC Bulletin Board, operated by the NASD, Inc. The stock is subject to the "penny stock" rule that impose additional sales practice and market making requirements on broker-dealers who sell and/or make a market in such securities. Application of this rule does, by its nature, adversely affect the ability or willingness of the purchasers of Common Stock to sell their shares in the secondary market.

     Unless and until the price of our Common Stock is more than $5.00 per share, such securities will likely be subject to the low priced security or so-called "penny stock" rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must:
(i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE MARKET PRICE OF OUR STOCK COULD BE NEGATIVELY AFFECTED BY THE SALE OF RESTRICTED SHARES.

     Of the 11,298,358 shares of our Common Stock currently outstanding 6,177,210 are "restricted securities," as that term is defined in Rule 144 as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. As restricted shares, these 6,177,210 Shares may be resold only pursuant to an effective registration or under the requirements of Rule 144 or other applicable exemption from registration under the Act.

     Rule 144 provides in essence that a person not affiliated with the issuer who has held restricted securities for a period of one year, under certain conditions, may sell every three months, in brokerage transactions, a number of Shares which does not exceed the greater of one percent of a corporation's outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the restricted securities have been held by the owner for a period of two years. A sale under Rule 144 or any other exemptions from the Act, if available, or subsequent registrations of Common Stock of the current shareholders, could easily have a depressive effect upon the price of the Common Stock in any market that may develop.


WE PRODUCE A LIMITED NUMBER OF PRODUCTS

     Our profitability and viability may depend, in part, upon our ability to expand our product line and the application of our proprietary technology. Successful expansion of the product line may be dependent on the marketing and exposure of the present product line to additional industries which have not been targeted to date. Our ability to expand our marketing efforts and our product base may have a direct impact upon the profitability and overall viability of the Company. We cannot be sure that we will be successful in expanding our product line.

                    DESCRIPTION OF SECURITIES OF THE COMPANY

Common Stock

      The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $0.01, of which 11,298,358 shares were outstanding as of November 1, 2000.

The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of Capital Stock. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any preferred stock that might be issued in the future. Holders of Common Stock have no preemptive or subscription rights, and there are no redemption or conversion rights with respect to such shares. All outstanding shares of Common Stock are fully paid and nonassessable.

Options to Purchase Common Stock


     The Company has issued options to purchase common stock to certain officers, employees and others under various stock option plans for services performed and to be performed. Some options require continued employment and some have vesting features which delay the exercisability of the options until certain future dates. As of November 1, 2000,there were a total of 927,500 options outstanding each entitling the holder to purchase one share of the common stock of the company at a price ranging $.50 to $1.50 per share. The options expire at various dates beginning on December 18, 2000 and ending on December 31, 2004.


2000 Units, 8.75% Convertible Debentures, and Warrants

     During 2000, the Company has issued 450,000 units, each consisting of one share of Common Stock and a warrant to purchase one additional share for $.50 at any time before 6/1/2003.

     In addition, the Company in 2000 has sold $500,000 in 8.75% convertible debentures and is committed to issue an additional $500,000 in 8.75% Convertible debentures upon the receipt of the payment therefore. Each convertible debenture may be converted by the holder thereof into common stock of the Company at $.40 per share or certain lower or higher prices if certain events take place. In addition, each convertible debenture is part of a unit consisting of the debenture, one $.50 warrant and one $.60 warrant allowing the purchase of one share of common stock per warrant at certain times before January 1, 2004, subject to certain conditions.


     An additional 500,000 $.50 Warrants were issued in 2000 pursuant to the Company's Investment Banking agreement with Givigest Fiduciaria SA.

     Pursuant to a Private Label Purchase agreement between the Company and Minnesota Mining and Manufacturing Company ("3M"), the Company has granted 3M warrants to purchase up to 2,240,000 shares of the Company's common stock. Of these warrants, 560,000 vested immediately and are exercisable at $.55 per share until February 10, 2003. The remaining warrants will only vest if 3M purchases certain amounts of the company's products during certain periods and, upon vesting are priced at the then current market price for the Company's common stock and are exercisable for two and one-half years from the vesting date.

     As of November 1, 2000, if all of the outstanding and to be issued 8.75% debentures were converted, this would result in the issuance of 2,500,000 shares of common stock and if all the outstanding and to be issued warrants were exercised, this would result in the issuance of an additional 5,190,000 shares of common stock.

     In addition, each of the options, warrants, and debentures contain anti-dilution provisions that protect the holders thereof against dilution in certain events, including but not limited to stock dividends, stock splits, reclassification, or merger.


                         SHARES ELIGIBLE FOR FUTURE SALE

     As of the date of November 1, 2000, the Company had 11,298,358 Common Shares outstanding. The Company also has convertible debentures, warrants and options issued and outstanding or to be issued which, if converted or exercised in full, would require the Company to issue up to an additional 8,617,500 Shares of its Common Stock which would result in the Company having 19,915,858 Shares of its Common Stock issued and outstanding. Of the outstanding shares on November 1, 2000, 6,177,210 were restricted securities as discussed below. If all the debentures, options and warrants above were converted or exercised this would increase the number of restricted securities by 8,617,500 to 14,794,710 shares, of which 5,450,000 are being registered pursuant to this registration statement.

     Rule 144 provides in essence that a person not affiliated with the issuer who has held restricted securities for a period of one year, under certain conditions, may sell every three months, in brokerage transactions, a number of Shares which does not exceed the greater of one percent of a corporation's outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the restricted securities have been held by the owner for a period of two years. A sale under Rule 144 or any other exemptions from the Act, if available, or subsequent registrations of Common Stock of the current shareholders, may have a depressive effect upon the price of the Common Stock.

     In addition, the Company may register "restricted securities" from time to time. The sale of these otherwise restricted securities could adversely affect the market for the Company's Common Stock.

     No prediction can be made as to the effect that future sales of Common Stock, or the availability of shares of Common Stock for future sale, will have on the market price of the Common Stock prevailing from time to time.


                    SELLING PERSONS AND PLAN OF DISTRIBUTION


     All of the shares of Common Stock of the Company covered by this Prospectus are being registered for sale for the account of the selling Persons named in the table below under "Shares of Common Stock Offered by Selling Stockholders (the "Selling Stockholders"). 2,500,000 of the shares being offered by the Selling Stockholders will be received if and when they convert all of their debentures into common stock in the Company. Although the Company will receive the benefit of exchanging long term debt for equity from the conversion of the outstanding debentures, the Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders offered hereby.

     In addition to the stock received by the Selling Stockholders upon conversion of their debentures, these shareholders also hold warrants which, when and if exercised, will result in their receipt of 2,000,000 shares of the Company's common stock. The Company will benefit from the exercise of these warrants and receive a total of $1,100,000.

     Finally, there are 950,000 other warrants which, upon exercise, will result in the issuance of 950,000 shares of the Company's common stock. The Company will receive $475,000 from the exercise of the warrants.

     The shares of Common Stock offered by the Selling Stockholders may be offered for sale from time to time at market prices prevailing at the time of sale or at negotiated prices, and without payment of any underwriting discounts or commissions except for usual and customary selling commissions paid to brokers or dealers. This Prospectus has been prepared so that future sales of the shares of Common Stock by the Selling Persons will not be restricted other than as set forth herein. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act.

     The shares being offered by the Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest, may be sold in one or more transactions (which may involve block transactions) on the OTCBB or on such other market on which the Common Stock may from time to time be trading, or in privately negotiated transactions. The sale price to the public may be the market price prevailing at the time of sale, a price related to such prevailing market price, a negotiated price, or such other price as the Selling Stockholders determine from time to time. The shares may also be sold pursuant to Section 4(1) of the Securities Act or Rule 144 thereunder rather than pursuant to this Prospectus.

     The Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Brokers acting as agents for the Selling Stockholders will receive usual and customary commissions for brokerage transactions, and market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that all or any of the shares offered hereby will be issued to, or sold by, the Selling Stockholders. The Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered hereby, may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations thereunder.

     The Selling Stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any other such person. The foregoing may affect the marketability of the shares.

     Listed below are (i) the names of each Selling Stockholder and their office or position, if any, with the Company, (ii) the total number of shares beneficially owned and the number of shares to be sold in this offering by each Selling Stockholder as of November 1, 2000, and (iii) the percentage of Common Stock owned by each Selling Stockholder after this offering:


                                                             Number of
                                                             Shares of                Common Stock
                                   Shares of Common         Common Stock                 Owned
                                      Stock Owned            Offered for            Upon Completion
                                 Prior to Offering*(2)  Stockholder's Accnt*(1)     of Offering(1)
                                 ---------------------  -----------------------   --------------------

NAME & TITLE                             NUMBER                                   NUMBER       PERCENT
---------------------------              ------                                   ------       -------
Allevamento Cristal Srl (3)              225,000                 225,000           -0-            __

Advanced Securities
Management Limited (4)                   225,000                 225,000           -0-            __

Comprehensive Ventures
Inc. Ltd (5)                           1,125,000               1,125,000           -0-            __

Progressive Emerging
Ventures Ltd. (6)                      1,125,000               1,125,000           -0-            __

Beckford Advisors Ltd.(7)(11)            337,500                 337,500           -0-            __

Maynard Worldwide Inc.(8)(11)          1,125,000               1,125,000           -0-            __

Innovative Investments
Network Ltd.(9)(11)                      562,500                 787,500           -0-            __

Paradigm Financial AVV(10)(11)           225,000                 225,000           -0-            __

Claudio Gianascio (12)                   150,000                 150,000           -0-            __

Linda Ramaj (13)                          25,000                  25,000           -0-            __

Federica Ponti Tosio(14)                  25,000                  25,000           -0-            __

Raffaele Coltella (15)                    25,000                  25,000           -0-            __

Goldfox Internet Sagl (16)                25,000                  25,000           -0-            __

Alfredo M. Villa (17)                    150,000                 150,000           -0-            __

Paul O'Mahony (18)                        87,500                  87,500           -0-            __

Arxo Sagl (19)                            12,500                  12,500           -0-            __

*Assumes the exercise or conversion, as the case may be, of all warrants or debentures.

(1)  Assumes the sale of all shares offered pursuant to this prospectus.

(2)  Beneficial  ownership  is  determined  in  accordance  with the rules of the  Securities  and
     Exchange Commission, and includes generally voting power and/or investment power with respect to securities.

(3)  Includes  225,000  shares of common stock issuable upon the exercise of the warrants owned by
     Allevamento Cristal Srl.

                                       15

(4)  Includes  225,000  shares of common stock issuable upon the exercise of the warrants owned by
     Advanced Securities Management Limited.

(5)  Includes  1,125,000 shares of common stock issuable upon the conversion of the debentures and exercise of the warrants owned by Comprehensive Ventures Inc. Ltd..

(6)  Includes  1,125,000 shares of common stock issuable upon the conversion of the debentures and exercise of the warrants owned by Progressive Emerging Ventures Ltd..

(7)  Includes  337,500  shares of common stock  issuable upon the conversion of the debentures and exercise of the warrants owned by Beckford Advisors Ltd.

(8)  Includes  1,125,000 shares of common stock issuable upon the conversion of the debentures and exercise of the warrants owned by Maynard Worldwide Inc..

(9)  Includes  225,000  shares of common stock  issuable upon the conversion of the debentures and exercise of the warrants owned by Innovative Investments Network Ltd..

(10) Includes  787,500  shares of common stock  issuable upon the conversion of the debentures and exercise of the warrants owned by Paradigm Financial AVV.

(11) Debentures and warrants to be issued upon full payment of irrevocable subscription.

(12) Includes  150,000  shares of common stock  issuable  upon the  exercise or warrants  owned by
     Claudio Gianascio.

(13) Includes  25,000 shares of common stock issuable upon the exercise or warrants owned by Linda
     Ramaj.

(14) Includes  25,000  shares of common  stock  issuable  upon the  exercise or warrants  owned by
     Federica Ponti Tosio.

(15) Includes  25,000  shares of common  stock  issuable  upon the  exercise or warrants  owned by
     Raffaele Coltella.

(16) Includes  25,000  shares of common  stock  issuable  upon the  exercise or warrants  owned by
     Goldfox Internet Sagl.

(17) Includes  150,000  shares of common stock  issuable  upon the  exercise or warrants  owned by
     Alfredo M. Villa.

(18) Includes  87,500 shares of common stock  issuable upon the exercise or warrants owned by Paul
     O'Mahony.

(19) Includes  12,500 shares of common stock  issuable upon the exercise or warrants owned by Arxo
     Sagl.




                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law, under which the Company is incorporated, gives a corporation the power to indemnify any of its directors, officers, employees, or agents who are sued by reason of their service in such capacity to the corporation provided that the director, officer, employee, or agent acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action, he must have had no reasonable cause to believe his conduct was unlawful.

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE, IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.



                                  LEGAL MATTERS

     The validity of the securities offered hereby is being passed upon for the Company by J. Garry McAllister, Esq., 405 East 12450 South, Suite A, Draper, Utah 84020.

                                     EXPERTS


     The consolidated Financial Statements and schedules of the Company at December 31, 1999, and for each of the two years ended December 31, 1999, as incorporated by reference in this Prospectus and Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern), and have been incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of the Company for the year ended December 31, 1997, and the related financial statement schedule as incorporated by reference in this Prospectus and Registration Statement have been audited by Hein + Associates LLP, independent auditors as set forth in their report and have been incorporated in reliance upon such report upon the authority of that firm as experts in accounting and auditing.

PART  II -- INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

         Estimated   expenses  payable  in  connection  with  the  sale  of  the
Securities covered hereby are as follows:

Registration fee                                         $    1,654.62

NASD filing fee                                          $         -0-

Printing and engraving expenses                          $    1,000.00

Legal fees and expenses                                  $   10,000.00

Accounting fees and expenses                             $    2,000.00

Blue Sky fees and expenses
       (including legal fees)                                      -0-

Transfer agent and registrar
        fees and expenses                                       500.00

Miscellaneous                                                      -0-
                                                          ============
                                          Total          $   15,154.62


Item 15. Indemnification of Directors and Officers

     Delaware General Corporation Law. The Registrant has statutory authority to indemnify its officers and directors. The applicable portions of the Delaware General Corporation Law (the "DOCL") state that, to the extent such person is successful on the merits or otherwise, a corporation may indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action. suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise ("such Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Person, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding. had no reasonable cause to believe his conduct was unlawful. In any threatened, pending or completed action by or in the right of the corporation, a corporation also may indemnify any such Person for costs actually and reasonably incurred by him in connection with that action's defense or settlement, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification shall be made with respect to any claim or matter as to which such Person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine such indemnity is proper.

     Under the applicable provisions of the DGCI- any indemnification shall be made by the Registrant only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made:

(1) By the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding; or

(2) If such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3) By the affirmative vote of a majority of the shares entitled to vote thereon.

     Certificate of Incorporation and Bylaws. The Registrant's Certificate of Incorporation eliminates the personal liability of the Registrant's directors for monetary for breach of their fiduciary duty of care as directors to the Registrant and its stockholders notwithstanding any provision of law imposing such liability. The Registrant's Certificate of Incorporation, however, does not eliminate liability of the Registrant's directors for (t) breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for the unlawful payments of dividends or unlawful stock repurchase or redemption as provided in Section 174 of the DGCI, or (iv) for any transaction from which the director derived an improper personal benefit if such persons are parties to, or are threatened to be made parties to, certain proceedings by reason of their position as officers or directors of the Registrant. Article IV of the Registrant's By-Laws provides for the indemnification of the Registrant's directors, officers, employees and other agents. . The Registrant's Certificate of Incorporation and By-Laws, which are filed as Exhibit 3.1 and Exhibit 3.2 of the Registrant's Form 10, dated July 23, 1999, are hereby incorporated by reference.


Item 16.  Exhibits and Financial Statement Schedules

(a)      Exhibits:

     The following exhibits are submitted herewith or incorporated by reference as indicated:

Exhibit
Number        Description
-------       -----------
3.1***  - Articles of Incorporation
3.2*    - Bylaws
4.1     - Included in Exhibits 3.1 and 3.2
4.2**   - Form of Debenture
5.1     - Opinion Letter from J. Garry McAllister as to legality of shares being registered.
10.1****-      (a)Lease Agreement for plant facilities
               (b) Renewal of lease agreement
10.2*   - (a) 1. Employment Agreement with Garvin McMinn
          (a) 2. Amendment to Employment Contract with Garvin McMinn
          (b) 1. Employment Contract with CFO Janet Maxey
          (b) 2. Amendment to Employment Contract with CFO Janet
                             Maxey
          (c) 1. Senior Executive Contract with Vice President
                             Elwood Trotter
          (c) 2. Amendment to Employment Contract with Vice
                    President Elwood Trotter
10.3*   - Form of Option Certificate delivered to certain Key
                             Employees in connection with the Grant of
                             Individual Options to said Employees
10.4*   - Patent Royalty Agreement between Puff Pac, Ltd.
                            (the Company's predecessor), and Puff Pac People.
10.5*   - 1999 Non-Qualified Key Man Stock Option Plan
10.6#   - Givigest Fiduciaria SA Investment Banking Agreement
16**    - Letter re Change in Certifying Accountant
22      - Subsidiaries of the Registrant

       Name                         Domicile

  Puff Pac Industries     (Canada) Inc. (inactive)      Canada

23.1    - Consent ofIndependent Auditor's - Hein + Associates LLP
23.2    - Consent of Independent  Certified Public Accountants - BDO Seidman LLP
24.2    - Consent of J. Garry McAllister (included in Exhibit 5.1)
25.1    - Power of Attorney is contained on Page II-5 of the Registration
          Statement.

--------------

* Documents previously filed by the Registrant on Amended Form 10, filed July 23, 1999, and incorporated by this reference.
** Documents previously filed on November 17, 1999, and incorporated by reference.
*** Documents previously filed July 23, 1999 and January 13, 2000, and incorporated by reference.
**** Documents previously filed on July 23, 1999 and incorporated by reference and on this date.
# Document previously filed in Form 10-K, filed April 14, 2000, and incorporated by this reference,

Item 17.  Undertakings


     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20%
     change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


   (d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on Its behalf by the undersigned, thereunto duly authorized in the City of Valencia, State of California, on the 15th day of November, 2000


                                                      S/ Donald Ochacher
                                                      --------------------------
                                                      Donald Ochacher, President

                                POWER OF ATTORNEY

    Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Donald Ochacher and Janet Maxey, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-3 of Air Packaging Technologies, Inc., and to file the same, with all exhibits thereto and other documents In connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all Intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the Following persons in the capacities and on the dates indicated.

   Signatures                 Title                              Date
   ----------                 -----                              ----


S/Donald Ochacher          President and Director             11/15/2000
-------------------
Donald Ochacher



S/Janet Maxey              Chief Financial Officer            11/15/2000
-------------------
Janet Maxey



S/Wayne Case               Director                           11/15/2000
-------------------
Wayne Case




S/Carl Stadelhofer         Director                           11/15/2000
------------------
Carl Stadelhofer